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                                                                       Exhibit 5



                               September 6, 1995


The Lamson & Sessions Co.
25701 Science Park Drive
Cleveland, Ohio  44122-9803

           Re:  Nonemployee Directors Stock Option Plan of The Lamson &
                -------------------------------------------------------
                Sessions Co.
                ------------

Ladies and Gentlemen:

        We have acted as counsel for The Lamson & Sessions Co. (the "Company"), in connection with the Nonemployee Directors Stock Option Plan (the "Plan").
We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the Common Shares (without par value) that may be issued or transferred and sold pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company to effect registration of the shares to be sold pursuant to the Plan under the Securities Act of 1933.

                                Very truly yours,



                                Jones, Day, Reavis & Pogue





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